Exhibit (25)(2)(h)



         FUNDS REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS
                        AMENDED, LISTED IN APPENDIX A(1)

                              (EACH THE "FUND"(2))

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                              (THE "SELLING AGENT")

                           PLACEMENT AGENCY AGREEMENT

                                                                [________], 2009

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
One Bryant Park
New York, NY 10036
Attention: Justin Ferri

Ladies and Gentlemen:

          Subject to the terms and conditions of this Agreement (in particular, Section 4 hereof) and the Selling Agent's good faith judgment of prevailing market conditions and the current marketability of the Fund, the Selling Agent hereby agrees to use reasonable efforts to solicit, on behalf of and as agent for the Fund, investments in the limited liability company interests (the "Interests") of the Fund, a limited liability company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). Each of the managers or investment advisers, as applicable, listed in Appendix A, as may be amended from time to time (the "Manager"(3)), serves as the manager or investment adviser to the applicable Fund listed on the Appendix A and provides management or investment advisory services, as applicable, to such Fund. This Agreement is made separately among: (i) each Fund listed in Appendix A; (ii) the applicable Fund's respective Manager listed in Appendix A (with respect to Sections 2, 4(a), 7, 8 and 9 only); and (iii) the Selling Agent, severally and not jointly with respect to the other Funds and Managers listed on Appendix A.

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(1)  As may be amended from time to time.

(2) Except where otherwise indicated by reference to a particular Fund, all defined terms used herein in the context of an individual Fund apply equally with respect to each Fund, as applicable. Any reference to the "Fund" shall be deemed to mean each Fund listed in Appendix A (as may be amended from time to time), as applicable.

(3) Except where otherwise indicated by reference to a particular Manager, all defined terms used herein in the context of an individual Manager, apply equally with respect to each Manager, as applicable. Any reference to the "Manager" shall be deemed to mean each Manager listed in Appendix A (as may be amended from time to time), as applicable.

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          The Selling Agent's sole obligation and responsibility hereunder or in connection with the Fund is to use reasonable efforts, subject to the terms of this Agreement and the Selling Agent's good faith judgment, to solicit investors in the Interests in accordance with the provisions set forth herein.

          Section 1. REPRESENTATIONS AND WARRANTIES OF THE FUND. The Fund represents and warrants to the Selling Agent as of the date hereof and as of each time (a "Closing Time") that Interests are sold hereunder, as follows:

          (a) The Fund has been duly formed and is validly existing under the laws of its jurisdiction of formation and has taken all necessary actions to attain good-standing status and at each Closing Time will be in good standing under the laws of its jurisdiction of formation, with power and authority to conduct its business as described in the Fund's Confidential Offering Memorandum (the "Offering Memorandum") and to offer and sell the Interests as contemplated by this Agreement; the Fund is duly qualified to transact business, is in good standing and at each Closing Time will be in good standing in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, of the Fund, or the earnings, business affairs or business prospects of the Fund.

          (b) All of the issued and outstanding Interests of the Fund have been duly authorized and validly issued and are limited liability interests; the Interests to be issued as contemplated by this Agreement have been authorized by requisite action on the part of the Fund and, when issued and delivered against payment in accordance with the provisions of the relevant subscription documents, will be validly issued, limited liability interests. The issuance of the Interests by the Fund is not subject to preemptive rights and the Fund does not have any outstanding options to purchase or any rights or warrants to subscribe for, or any securities or obligations convertible into, any Interests other than as disclosed to the Selling Agent by the Fund in writing or as contained in the Offering Memorandum.

          (c) The Fund is not in material violation of its organizational documents or in material default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, fiscal agency agreement, note, lease or other instrument to which it is a party or by which it may be bound or to which any of its assets is subject, except as set forth in Appendix B, as it may be amended from time to time; and the execution, delivery and performance by the Fund of, and compliance with, this Agreement, and the Fund's Management Agreement, Limited Liability Company Agreement, Administration Agreement or other related agreements (collectively, the "Operative Agreements") to which it is a party and the consummation by the Fund of the transactions contemplated herein and therein will not conflict with or result in a material breach of any of the terms or provisions of, or constitute, with or without the giving of a notice or lapse of time or both, a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets of the Fund pursuant to, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Fund is a party or by which it may be bound or to which any of the assets of the Fund is subject, nor will such action result in any violation of or conflict with the terms or provisions of


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the organizational documents of the Fund or, to the best knowledge of the Fund, any law, order, judgment, decree, rule or regulation applicable to the Fund; and no consent, approval, authorization or order of, or any filing or declaration with, any court or governmental authority or agency, national securities exchange or securities association is required for the consummation by the Fund of the transactions contemplated by this Agreement (except such filings as may be required under state securities or Blue Sky laws or by Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), which will be timely filed) or the Fund's Operative Agreements.

          (d) Since the date of the Fund's Offering Memorandum, there has been no material adverse change, except as otherwise contemplated therein, in the condition, financial or otherwise, business affairs or business prospects of the Fund and, except as disclosed in the Fund's Offering Memorandum and any supplements thereto, there is no action, suit or proceeding before or by any court or governmental agency or body, U.S. or non-U.S., now pending, or, to the knowledge of the Fund, threatened against or affecting the Fund or any of its shareholders, members, principal stockholders or officers or directors, as the case may be, which adverse change, action, suit or proceeding will impair or adversely affect in any material respect the ability of the Fund to conduct its business as described in its Offering Memorandum or sell its Interests or perform its obligations under any Operative Agreement.

          (e) This Agreement and the Fund's Operative Agreements have been duly authorized by all requisite action on the part of the Fund, and have been executed and delivered by the Fund. Assuming due authorization, execution and delivery by the other parties thereto with respect to the Fund's Operative Agreements, each such Operative Agreement constitutes a valid and legally binding agreement of the Fund, enforceable against the Fund in accordance with its terms, except as the same may be subject to the effects of (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (B) general principles of equity (regardless of whether considered in a proceeding at law or in equity) and (C) an implied covenant of good faith and fair dealing.

          (f) Assuming the accuracy of the representations made by each investor in Interests in its subscription or purchase agreement (none of which the Fund or the Manager had any reason to believe are false), the Fund is eligible to claim the exemption provided by Regulation 4.5 promulgated by the U.S. Commodity Futures Trading Commission (the "CFTC") to the extent that compliance with Regulation 4.5 is required by the Fund and has complied and will comply therewith.

          (g) Any offering of Interests other than by the Selling Agent or an affiliate of the Selling Agent made or to be made within the United States was or will be made, as applicable, in compliance with U.S. federal and state securities and commodities laws, and any offering of Interests other than by the Selling Agent or an affiliate of the Selling Agent made or to be made outside the U.S. was or will be made, as applicable, in compliance with local laws.

          (h) At each date of issue as well as at each Closing Time, the Fund's Offering Memorandum, as well as all of the sales material relating to the Interests approved in writing by the Manager to be used as such (collectively and as the same may be amended or supplemented,


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the "Offering Materials") did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (i) Any certificate signed by any executive officer of the Fund and delivered to the Selling Agent or to counsel for the Selling Agent shall be deemed a representation and warranty by the Fund to the Selling Agent as to the matters covered thereby.

          Section 2. REPRESENTATIONS AND WARRANTIES OF THE MANAGER. The Manager represents and warrants to the Selling Agent as of the date hereof and as of each Closing Time as follows:

          (a) The Manager has been duly formed, validly existing and, where applicable, in good standing under the laws of the jurisdiction of its formation with power and authority, to conduct its business as described in its organizational documents. Subject as aforesaid, the Manager has been duly licensed or qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the ability of the Manager to perform its obligations as described in the Offering Materials.

          (b) Each of this Agreement and the Operative Agreements to which it is a party (the "Manager Operative Agreements") has been duly authorized, executed and delivered by or on behalf of the Manager and constitutes a valid and legally binding obligation of the Manager enforceable against the Manager in accordance with its terms, except as the same may be subject to the effects of (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (B) general principles of equity (regardless of whether considered in a proceeding at law or in equity) and (C) an implied covenant of good faith and fair dealing; and the execution, delivery and performance by the Manager of and compliance with this Agreement and the execution and delivery and performance by the Manager of and compliance with each of the Manager Operative Agreements, and the consummation by the Manager of the transactions contemplated hereunder or thereunder, will not conflict with, or result in a breach of any of the terms or provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Manager pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Manager is a party or by which it may be bound or to which any of the property or assets of the Manager is subject, nor will such action result in any violation of or conflict with the terms or provisions of the other organizational documents of the Manager, any law, order, judgment, decree, rule or regulation applicable to the Manager; and no consent, approval, authorization or order of, or any filing or declaration with, any court or governmental authority or agency, national securities exchange, securities or futures association is required for the consummation by the Manager of the transactions contemplated by this Agreement or each of the Manager Operative Agreements, except such filings as may be required under state securities or Blue Sky laws or by Regulation D under the Securities Act, which will be timely filed.


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          (c) The Manager has the financial resources available necessary for the performance of its obligations as contemplated herein and in the Fund's Offering Memorandum.

          (d) The Manager is not in default under any material agreement, indenture or instrument or in breach or violation of any judgment, decree, order, rule or regulation applicable to it of any court or governmental or self-regulatory agency or body with jurisdiction over it, the effect of which might impair or adversely affect in any material respect the ability of the Manager to function as investment manager or perform its obligations under any of the Manager Operative Agreements or to perform its obligations as contemplated in the Fund's Offering Memorandum.

          (e) Since the date of the Fund's Offering Memorandum, there has been no material adverse change, except as otherwise contemplated therein, in the condition, financial or otherwise, business affairs or business prospects of the Manager that would materially impact the nature or quality of the services it is obligated to provide to the Fund under any of the Manager Operative Agreements as contemplated in the Fund's Offering Memorandum and, except as disclosed in the Fund's Offering Memorandum, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Manager, threatened against or affecting the Manager or any of its members or officers, which adverse change, action, suit or proceeding would impair or adversely affect in any material respect the ability of the Manager to function as an investment manager or perform its obligations under any of the Manager Operative Agreements as contemplated in the Fund's Offering Memorandum.

          (f) Unless exempted or excluded from registration, the Manager is registered with the CFTC as a commodity pool operator and commodity trading advisor and is a member of the U.S. National Futures Association ("NFA") and each of its principals and associated persons (as defined in the U.S. Commodity Exchange Act and regulations thereunder) is registered with the CFTC as such.

          (g) The Manager is registered with the U.S. Securities and Exchange Commission (the "Commission") as an investment adviser and has all required state securities and commodities registrations to carry out its obligations under this Agreement and the Manager Operative Agreements.

          (h) Each partner, officer or employee of the Manager who is not currently and has not been registered as a principal (as defined in the U.S. Commodity Exchange Act and regulations thereunder) of the Manager has not and will not engage in any activities which would require such individual to register as a principal until such time as such individual is registered as a principal of the Manager.

          (i) Each partner, officer or employee of the Manager who has not been and is not currently registered as an associated person (as defined in the U.S. Commodity Exchange Act and regulations thereunder) of the Manager has not and will not engage in any activities which would require such individual to register as an associated person, until such time as such individual is registered as an associated person of the Manager.


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          (j) Each of the Manager's registered principals and associated persons
(as defined in the U.S. Commodity Exchange Act and regulations thereunder) has in the past performed and will perform their responsibilities in connection with the operation of the Fund in compliance in all material respects with CFTC and NFA requirements applicable thereto.

          (k) Any certificate signed by any executive officer of the Manager and delivered to the Selling Agent or to counsel for the Selling Agent shall be deemed a representation and warranty by the Manager to the Selling Agent as to the matters covered thereby.

          Section 3. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE SELLING AGENT. The Selling Agent represents and warrants to, and agrees with, the Fund:

          (a) The Selling Agent will not make any representations regarding the Manager or the Fund in the course of marketing the Interests which is materially inconsistent with the disclosures made in the Offering Materials. The Selling Agent will not distribute any sales materials to prospective investors in the course of marketing the Interests other than the Offering Materials and any subscription and eligibility documents related to the subscription of the Interests.

          (b) The Agreement has been duly authorized, executed and delivered by the Selling Agent. The Selling Agent will comply with all applicable laws in marketing the Interests, and will market the interests as a private placement under relevant securities and related laws so as not to cause the offering of Interests to be required to be registered with any government body. The Agreement constitutes a valid and legally binding agreement of the Selling Agent, enforceable against the Selling Agent in accordance with its terms, except as the same may be subject to the effects of (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (B) general principles of equity (regardless of whether considered in a proceeding at law or in equity) and (C) an implied covenant of good faith and fair dealing.

          (c) The Selling Agent will use reasonable efforts to cooperate with the Manager and the Fund in assuring compliance with current money laundering laws and regulations.

          (d) The Selling Agent will not disclose or otherwise use confidential or proprietary information regarding the Manager, its affiliates, the Fund or any of their owners, officers, directors, employees, prospective investors or investors, or the Manager's trading methods or strategies, without the Manager's written consent. Notwithstanding such consent, at any time as the Manager or the Fund may request, the Selling Agent agrees not to use or further disclose such information to others unless required to do so by law or governmental order provided however that the Selling Agent shall give the Manager and the Fund prior notice of its intent to use or disclose such information so that the parties may obtain a protective order in a court of competent jurisdiction. As used in this Section 3(d), the term "confidential information" does not include information that: (a) becomes or has been generally available to the public other than as a result of disclosure by the Selling Agent; (b) was available to the Selling Agent on a


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non-confidential basis prior to its disclosure; or (c) is independently developed or becomes available to Selling Agent on a non-confidential basis from a source other than the Fund, the Manager or their affiliates.

          (e) The Selling Agent will maintain the confidentiality of investor information in a manner consistent with the privacy policy adopted by the Fund and applicable to the Selling Agent, pursuant to Title V of the Gramm Leach Bliley Act, as amended.

          (f) The Selling Agent and each of its employees and agents marketing the Interests is either not a person (1) ineligible to serve as a principal underwriter to an investment company pursuant to Section 9 of the 1940 Act, or
(2) has obtained an appropriate exemptive order with respect to any potential ineligibility. The Selling Agent represents and warrants that it is duly registered as a broker/dealer pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is a good member in good standing with the Financial Industry Regulatory Authority ("FINRA"). The Selling Agent maintains all appropriate registrations, whether federal or state, or is exempt from registration under applicable law, to enable it to perform its obligations hereunder in accordance with applicable laws and regulations. In taking any actions pursuant to this Agreement, the Selling Agent will not take any action constituting a general solicitation that would result in the exemption set forth in Rule 506 of Regulation D under the Securities Act not being available to the Fund with respect to any sale of Interests. The Selling Agent further agrees that it will not take any action (including, soliciting prospective investors or accepting commissions or other remuneration) in any state where it is not registered as a broker/dealer that would result in any exemption under the securities laws of such state not being available to the Fund.

          (g) The Selling Agent will conduct its activities in accordance with
(i) the terms and conditions set forth in the Offering Materials, in each case as may be amended from time to time, (ii) applicable provisions of the applicable laws and regulations, including but not limited to, anti-money laundering laws and regulations, the Federal Securities laws and the rules thereunder, and FINRA rules, and (iii) the terms of this Agreement.

          (h) The Selling Agent will maintain a log of the names and addresses of prospective investors to whom the Offering Materials are sent (including the dates sent), and will send a report to the Fund stating the number of the prospective investors to whom the Offering Materials have been sent promptly upon request by the Fund.

          Section 4. OFFERING AND SALE OF INTERESTS. The Selling Agent is hereby appointed by the Fund as a non-exclusive selling agent for the purpose of finding acceptable subscribers for Interests.

          (a) The Selling Agent will solicit offers to purchase Interests only from prospective investors who are "U.S. persons" within the meaning of the U.S. Internal Revenue Code of 1986, as amended, and who meet the other eligibility requirements established by the Fund and set forth in the Offering Materials or communicated to the Selling Agent in writing. The Selling Agent may submit an Offeree Qualification Form for any qualified investor, as described in this
Section 4, with which the Selling Agent and/or a Merrill Lynch Financial Advisor has had substantive business dealings for at least six months and believes that the


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Selling Agent and/or a Merrill Lynch Financial Advisor should have sufficient information to be able to assess such qualified investor's financial information, knowledge and sophistication. The Selling Agent may distribute to the qualified investors the Offering Materials, including the Fund's Offering Memorandum. The Manager will provide (or if provided by the Selling Agent, must approve) all Offering Materials to be given by the Selling Agent to qualified investors.

          (b) The offers and sales of Interests are to be effected pursuant to the exemption from the registration requirements of the Securities Act, pursuant to Section 4(2) thereof and Regulation D under the Securities Act. Both the Selling Agent and the Fund have established the following procedures in connection with the offer and sale of Interests and agree that the Selling Agent will make offers or sales of any Interests in compliance with such procedures:

          (i) Offers and sales of Interests will be made only in compliance with Regulation D under the Securities Act, the FINRA rules and state securities laws and only to investors that qualify as "accredited investors," as defined in Rule 501(a) under the Securities Act, and as "qualified clients," as defined in Rule 205-3 under the Investment Advisers Act of 1940, as amended.

          (ii) No sale of Interests to any one investor will be for less than the minimum denominations as may be specified in the Offering Memorandum or as otherwise approved by the Board of Managers of the Fund (the "Board").

          (iii) No offer or sale of any Interest shall be made in any state or jurisdiction, or to any prospective investor located in any state or jurisdiction, where such Interests have not been registered or qualified for offer and sale under applicable state securities laws unless such Interests are exempt from the registration or qualification requirements of such laws.

          (c) It is understood that the Selling Agent has no commitment with regard to the sale of the Interests other than to use its reasonable efforts and its good faith judgment in soliciting investments in the Interests.

          (d) The Selling Agent shall be under no obligation to continue to market the Interests if, in its sole judgment, it believes that doing so would be impracticable, uneconomical or inappropriate, in view of such considerations as it may feel relevant.

          (e) The Fund shall have the right, in its sole discretion, to approve or reject any prospective investor to whom the Selling Agent proposes to distribute the Offering Materials, and the Fund shall have the right, in its sole discretion to approve or reject each such investor before any Interests are sold.

          (f) The Selling Agent shall take all such reasonable and appropriate actions such that the representations and warranties made herein by the Selling Agent remain true and accurate in all material respects, and shall promptly inform the Fund and the Manager in the event that the Selling Agent has any reason to believe that any such representation or warranty is no longer true and accurate in all material respects.


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          Section 5. COVENANTS OF THE FUND.

          The Fund hereby covenants as follows:

          (a) The Fund will deliver to the Selling Agent, or the Selling Agent's designated distribution center, as promptly as practicable such number of copies of the Offering Materials (as the same may be amended or supplemented) as the Selling Agent may reasonably request in writing.

          (b) If any event relating to or affecting the Fund occurs as a result of which it has become necessary to amend or supplement the Offering Materials so that they do not contain a material misstatement or omission, the Fund will so inform the Selling Agent and will prepare and furnish to the Selling Agent a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Offering Materials which will amend or supplement the Offering Materials so that as so amended or supplemented the Manager has reason to believe that such Offering Materials do not contain any material misstatement or omission.

          (c) The Fund will use reasonable efforts to cooperate in the Selling Agent's ongoing due diligence process with respect to the Fund, to the extent consistent with the Fund's customary confidentiality policies.

          (d) The Fund will comply with all applicable current anti-money laundering laws and regulations and will cooperate with the Selling Agent in its efforts to confirm such compliance.

          (e) The Fund shall take all such reasonable and appropriate actions such that the representations and warranties made herein by the Fund remain true and accurate in all material respects, and shall promptly inform the Selling Agent in the event that the Fund has any reason to believe that any such representation or warranty is no longer true and accurate in all material respects.

          Section 6. PAYMENT OF EXPENSES AND FEES. Except as may otherwise be agreed to in writing, each party shall be responsible for the payment of all costs and expenses it incurs in connection with the performance of its obligations under this Agreement.

          Section 7. COMPENSATION. In consideration for the services provided by the Selling Agent to the Fund described in this Agreement, the Selling Agent shall receive from each investor the placement fee (the "Placement Fee"), as set forth in Appendix A (as may be amended from time to time). In addition, the Manager or its affiliate may pay directly to the Selling Agent such amounts as shall be mutually agreed upon from time to time by the Manager or its affiliate and the Selling Agent.

          Section 8. CONDITIONS TO CLOSING. The obligations of the Selling Agent shall be subject to the accuracy of the representations and warranties on the part of the Manager and the Fund contained herein as of the date hereof and as of each Closing Time, to the accuracy of the statements of executive officers of the Manager and the Fund made in any certificates pursuant to the provisions hereof and to the following additional conditions:


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          (a) The Selling Agent shall have received a certificate of the Manager and the Fund, signed by an executive officer of each, dated as of the initial Closing Time, to the effect that:

     (i) The representations and warranties in Sections 1 and 2 hereof, as applicable, are true and correct on and as of the Closing Time with the same effect as if made on the Closing Time and the Manager and the Fund, as applicable, each has complied with all agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Time; and

     (ii) Since the date of the most recent information included in the Offering Memorandum, there has not been a material adverse change in the Manager and the Fund that must be reflected in the Offering Memorandum in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) All actions taken by the parties hereto in connection with the sale of the Interests as herein contemplated shall be reasonably satisfactory in form and substance to the parties hereto and their counsel.

          (c) At each additional Closing Time, the Selling Agent shall have been furnished with such information and certificated documents from the Manager and the Fund as the Selling Agent may deem to be reasonably necessary or appropriate.

          If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement and all obligations hereunder may be cancelled by either party hereto by notifying the other party of such cancellation in writing or by telegram at any time at or prior to the Closing Time, and any such cancellation or termination shall be without liability of any party to the other party except as otherwise provided in this Section 8.

          Section 9. INDEMNIFICATION.

          (a) The Fund and the Manager shall indemnify and hold harmless the Selling Agent or any affiliate of the Selling Agent ("Selling Agent's Affiliate") within the meaning of the Securities Act or the Exchange Act (collectively, the "Selling Agent's Indemnified Parties") from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Indemnified Party may become subject or otherwise, insofar as such loss, claim, damage, liability or action relates to or arises out of (i) any untrue statement of a material fact contained in the Offering Materials, or the omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) any material breach of the representations, warranties or covenants of the Fund and the Manager contained in this Agreement, and shall reimburse such Selling Agent's Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Fund and the Manager will not be liable in any such case to the extent that any such loss, claim, damage, liability or action relates to or arises out of (i) any untrue statement or omission or alleged untrue statement or omission contained in the Offering Materials relating to the Selling Agent or to any Selling Agent's Affiliate that was


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made in reliance upon and in conformity with information furnished to the
Manager or the Fund in writing by the Selling Agent or any Selling Agent's Affiliate, in any such case expressly for use in the Offering Materials, or (ii) the Selling Agent's or a Selling Agent's Affiliate's own bad faith, willful misconduct or gross negligence or their reckless disregard of duties under this Agreement. Any determination by the Fund to indemnify the Selling Agent or any Selling Agent's Affiliate for the foregoing liabilities shall be made in accordance with the requirements of Section 17 of the 1940 Act, as interpreted by the Commission.

          (b) Promptly after receipt by an Indemnified Party under this Section 9 of notice of any claim or the commencement of any action, such Indemnified Party shall notify the Fund and the Manager or the Selling Agent, as applicable (the "Indemnifying Party"), in writing of the claim or the commencement of that action, provided that the failure to notify the applicable Indemnifying Party will not relieve such Indemnifying Party from any liability which it may have to an Indemnified Party otherwise than under this Section 9 unless such failure materially affects the Indemnifying Party's case. If any such claim or action is brought against any Indemnified Party, and it shall notify an Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified party, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party (which consent may not be unreasonably withheld or delayed). After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party under this Section 9 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation in connection with the defense. The Indemnified Party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such Indemnified Party unless (1) the employment of counsel by the Indemnified Party has been authorized in writing by the Indemnifying Party, (2) a conflict or potential conflict exists (based on advice of counsel to the Indemnified Party) between the Indemnified Party and the Indemnifying Party (in which case the Indemnifying Party will not have the right to direct the defense of such action on behalf of the Indemnified Party), or (3) the Indemnifying Party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the Indemnifying Party. The Indemnifying Party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed).

          (c) The indemnity provided by this Section 9 shall not relieve the Fund, the Manager and the Selling Agent from any liability any such party may otherwise have.

          Section 10. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. The indemnities set forth in this Agreement will remain in full force and effect regardless of any termination of this Agreement. All representations, warranties, agreements and indemnities contained in this Agreement or contained in certificates of any party hereto submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by, or on behalf of, the Selling Agent, the Fund or any person who controls any of the foregoing, and shall survive the Initial and each Additional Closing Time in the form restated and reaffirmed as of each such Closing Time. The provisions of this Section 10 shall survive the termination or cancellation of this Agreement.

          Section 11. EFFECTIVE DATE AND TERM OF AGREEMENT.

          This Agreement shall become effective for all purposes as of the date first written above and shall remain in effect for an initial term of two years from such date. Thereafter, this Agreement shall continue in effect from year to year, provided that each such continuance is approved by the Board, including the vote of a majority of the Board members who are not "interested persons," as defined by the 1940 Act, of the Fund or the Selling Agent.

          Section 12. TERMINATION.

          (a) The Fund shall have the right to terminate this Agreement at any time by giving not less than thirty days' written notice of such termination to the Selling Agent. The Selling Agent shall have the right to terminate this Agreement at any time by giving not less than thirty days' written notice of termination to the Fund.

          (b) This Agreement shall terminate automatically in the event of its "assignment," as such term is defined by the 1940 Act and the rules thereunder, by the Selling Agent.

          (c) Any termination of this Agreement shall in no respect modify or qualify the Selling Agent's right to receive compensation through the date of such termination in respect of services provided prior to such termination or with respect to Interests previously sold through the Selling Agent or for which firm orders have been received by the Selling Agent and communicated in writing to the Fund prior to the termination date.

          Section 13. AMENDMENTS. This Agreement may not be amended except by a writing executed by each of the parties hereto.

          Section 14. NOTICES. All communications hereunder shall be in writing and: if sent to the Selling Agent shall be mailed, delivered or telegraphed and confirmed to it at: One Bryant Park, New York, NY 10036, Attention: Justin Ferri; and if sent to the Fund shall be mailed, delivered or telegraphed and confirmed to it at the following address: One Financial Center, Boston, MA 02111, Attention: [_________]. Notices shall be effective when actually received.

          Section 15. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Selling Agent, the Fund and such parties' respective successors to the extent provided herein. This Agreement and the conditions and provisions hereof are intended to be and are for the sole and exclusive benefit of the parties hereto and their respective successors, permitted assigns and controlling persons and parties indemnified hereunder, and for the benefit of no other person, firm or corporation. No purchaser or prospective purchaser of Interests shall be considered to be a successor or assign solely on the basis of such purchase.

          Section 16. SELLING AGENT'S AUTHORITY TO ACT. Nothing in this Agreement shall be construed to imply that the Selling Agent is a partner, shareholder, manager, managing member or member of: (1) the Fund; (2) the Manager; or (3) any of their respective affiliates. The Fund and the Selling Agent acknowledge that, absent express written consent by the parties, the Selling Agent does not have the right, power or authority to enter into any contract or to create any obligation on behalf of the Fund, the Manager, or any of their respective affiliates or to otherwise bind such entities or any of their respective affiliates in any way. Furthermore, nothing in this Agreement shall be construed to limit or waive the right of the Fund to: (a) require an Investor to withdraw from the Fund or to compel the redemption of some or all of an Investor's investment or Interests pursuant to the terms of the governing documents of the Fund; or (b) change the terms of the offering of Interests pursuant to the terms of the governing documents of the Fund.

          Section 17. GOVERNING LAW. This Agreement and the rights and obligations of the parties created hereby shall be governed by the laws of the State of New York, without regard to principles of conflicts of law provisions thereof, and with the provisions of the 1940 Act. In the event of any conflict between the provisions of the laws of New York and those of the 1940 Act, the 1940 Act provisions shall control.

          Section 18. SEVERABILITY. In the event that any provision of this Agreement is held to be invalid or unenforceable in any jurisdiction, such provision shall be deemed modified to the minimum extent necessary so that such provision, as so modified, shall no longer be held to be invalid or unenforceable. Any such modification, invalidity or unenforceability shall be strictly limited both to such provision and to such jurisdiction, and in each case to no other. Furthermore, in the event of any such modification, invalidity or unenforceability, this Agreement shall be interpreted so as to achieve the intent expressed herein to the greatest extent possible in the jurisdiction in question and otherwise as set forth herein.

          Section 19. INDIRECT ACTION. The parties agree that it is of the essence of their mutual agreement as embodied herein that none of them shall attempt to do indirectly what they could not do directly hereunder, through the use of affiliates, reciprocal business dealings or any other means.

          Section 20. REQUIREMENTS OF LAW. Whenever in this Agreement it is stated that a party will take or refrain from taking a particular action, such party may nevertheless refrain from taking or take such action if advised by counsel that doing so is required by law or advisable to ensure compliance with law, and shall not be subject to any liability hereunder for doing so, although such action shall permit termination of the Agreement by the other party hereto.

          Section 21. CONSENT TO JURISDICTION. The parties hereto agree that any action or proceeding arising directly, indirectly, or otherwise in connection with, out of, related to, or from this Agreement, any breach hereof, or any transaction covered hereby, shall be resolved, whether by arbitration or otherwise, within the County, City, and State of New York. Accordingly, the parties consent and submit to the jurisdiction of the federal and state courts and any applicable arbitral body located within the County, City, and State of New York. The parties further agree that any such action or proceeding brought by either party to enforce any right, assert any claim, or obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in the federal or state courts, or if appropriate before any applicable arbitral body, located within the County, City, and State of New York.

          Section 22. USE OF MERRILL LYNCH NAME. The Fund may not disseminate any written reference relating to the Selling Agent relating in any respect to the transactions contemplated hereby without the prior written consent of the Selling Agent.

          If the foregoing is in accordance with each party's understanding of their agreement, each party is requested to sign and return to the Fund a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among them in accordance with its terms effective as of the date first above written.

                                        Very truly yours,

                                        [NAME OF FUND]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Officer


                                        (With respect to Sections 2, 4(a), 7, 8
                                        and 9 only):

                                        [MANAGER]


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:


Confirmed and accepted:

MERRILL LYNCH, PIERCE, FENNER &
SMITH INCORPORATED


By:
     --------------------------------
Name: Justin Ferri
Title:

                                   APPENDIX A
                   THE FUNDS, THE MANAGERS AND PLACEMENT FEES

NO.         FUND NAME                  MANAGER                                         FEES
---   --------------------   --------------------------   --------------------------------------------------------------
1.    Grosvenor Registered   Banc of America Investment   Upfront Placement Fee of up to 1.25% of the amount invested in
      Multi-Strategy         Advisors, Inc.               the Fund.
      Fund (TI 1), LLC
                                                          Placement Fee is waived for investments by:

                                                          (i)  any account for which the Manager or one of its
                                                               affiliates acts in a fiduciary, advisory, custodial, or
                                                               similar capacity; or

                                                          (ii) any account of Merrill Lynch Trust Company managed on discretionary basis;

                                                          (iii) individuals who are employees of Bank of America or an affiliate at the time of their investment; or

                                                          (iv) individuals who are employees of Grosvenor Capital
                                                               Management, L.P. or an affiliate at the time of their
                                                               investment.

2.    Grosvenor Registered   Banc of America Investment   Upfront Placement Fee of up to 2.50% of the amount invested in
      Multi-Strategy Fund    Advisors, Inc.               the Fund.
      (TI 2), LLC
                                                          Placement Fee is waived for investments by:

                                                          (i)  any account for which the Manager or one of its
                                                               affiliates acts in a fiduciary, advisory, custodial, or
                                                               similar capacity; or

                                                          (ii) any account of Merrill Lynch Trust Company managed on discretionary basis;

                                                          (iii) individuals who are employees of Bank of America or an affiliate at the time of their investment; or

                                                          (iv) individuals who are employees of Grosvenor Capital
                                                               Management, L.P. or an affiliate at the time of their
                                                               investment.

3.    Grosvenor Registered   Banc of America Investment   Upfront Placement Fee of up to 2.50% of the amount invested in
      Multi-Strategy Fund    Advisors, Inc.                the Fund.
      (TE), LLC
                                                          Placement Fee is waived for investments by:

                                                          (i)  any account for which the Manager or one of its
                                                               affiliates acts in a fiduciary, advisory, custodial, or
                                                               similar capacity; or

                                                          (ii) any account of Merrill Lynch Trust Company managed on discretionary basis;

                                                          (iii) individuals who are employees of Bank of America or an affiliate at the time of their investment; or

                                                          (iv) individuals who are employees of Grosvenor Capital
                                                               Management, L.P. or an affiliate at the time of their
                                                               investment.

                                   APPENDIX B


                                        1